Exhibit 5

                Opinion of Elias, Matz, Tiernan & Herrick L.L.P.

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                                                                       EXHIBIT 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                           12th Floor 734 15th Street, N.W.
                             Washington, D.C. 20005
                                      -----

TIMOTHY B. MATZ           Telephone:  (202) 347-0300       JEFFREY D. HAAS
STEPHEN M. EGE            Facsimile:  (202) 347-2172       KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                                         KENNETH B. TABACH
W. MICHAEL HERRICK                                         PATRICIA J. WOHL
GERARD L. HAWKINS                                          FIORELLO J. VICENCIO*
NORMAN B. ANTIN                                            DANIEL R. KLEINMAN*
JOHN P. SOUKENIK*                                          DAVID TEEPLES
GERALD F. HEUPEL, JR.                                      ERIC M. MARION*
JEFFREY A. KOEPPEL                                         TODD CAVALUZZI
DANIEL P. WEITZEL
PHILIP ROSS BEVAN
HUGH T. WILKINSON           January 24, 2000               OF COUNSEL

                                                           ALLIN P. BAXTER
                                                           JACK I. ELIAS
                                                           SHERYL JONES ALU

*NOT ADMITTED IN D.C.             VIA EDGAR


Board of Directors
R&G Financial Corporation
280 Jesus T. Pinero Avenue
Hato Rey, San Juan, Puerto Rico 00918

         Re:      Registration Statement on Form S-3
                  500,000 Shares of Class B Common Stock

Gentlemen:

         We are special counsel to R&G Financial Corporation, a Puerto Rico corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of up to 500,000 shares of Class B common stock, $.01 par value per share ("Common Stock"), to be issued pursuant to the Corporation's Dividend Reinvestment Plan (the "Plan"). We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

         For this purpose, we have reviewed the Registration Statement and related Prospectus, the Certificate of Incorporation, as amended, the Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and
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Board of Directors
R&G Financial Corporation
January 24, 2000

Page 2

documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

         For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the Plan will continue to be validly authorized and available for issuance on the dates the Common Stock is issued pursuant to the Plan; (ii) no change occurs in applicable law or the pertinent facts; and (iii) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent necessary.

         Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued and sold pursuant to the Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

         We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus of the Plan and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,

                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                       By:  /s/Norman B. Antin
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                                            Norman B. Antin, a Partner